Exhibit 1.1

Execution Copy

UNDERWRITING AGREEMENT

OLD NATIONAL BANCORP

$50,000,000

5.00% SENIOR NOTES DUE 2010

UNDERWRITING AGREEMENT

May 17, 2005

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Old National Bancorp, a financial holding company organized under the laws of the State of Indiana (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Citigroup Global Markets Inc. (the “Underwriter”), $50,000,000 aggregate principal amount of its 5.00% Senior Notes due 2010 (the “Securities”). The Securities are to be issued pursuant to an indenture (the “Indenture”), dated as of July 23, 1997, between the Company and J.P. Morgan Trust Company, National Association (as successor to Bank One, NA), as trustee (the “Trustee”), as supplemented by the terms and conditions set forth in an indenture supplement to be dated May 20, 2005.

     Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 16 hereof.

     Section 1. Representations and Warranties. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date referred to in Section 3 hereof, and agrees with the Underwriter as follows:

     (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of, among other securities, the Securities, which registration statement has been declared effective by the Commission. The Company has filed one or more amendments to the Registration Statement and has filed a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission a Final Prospectus in accordance with Rules 415 and 424(b). As filed, such Final Prospectus or such amendment and form of Final Prospectus shall contain all required information, and, except to the extent you agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

     (b) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and at the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Effective Date and on the Closing Date, the Indenture did and will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, at the Execution Time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) did not and will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

     (c) The Indenture has been duly authorized, validly executed and delivered by the Company and, assuming the due authorization, valid execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms to the descriptions thereof in the Final Prospectus.

     (d) The Securities have been duly authorized by the Company and, on the Closing Date, will be validly executed, delivered and issued by the Company and, when authenticated and delivered by the Trustee and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); the Securities are entitled to the benefits of the Indenture; and the Securities conform to the descriptions thereof in the Final Prospectus.

     (e) This Agreement has been duly authorized, executed and delivered by the Company.

     (f) The Company is a bank holding company and a financial holding company duly organized and validly existing under the laws of the State of Indiana with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Securities, and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or on the ability of the Company to enter into and perform its obligations under this Agreement, the Indenture and the Securities (a “Material Adverse Effect”).

     (g) The Company has authorized capitalization as set forth in the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

     (h) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each of which is listed on Schedule II hereto) and each other subsidiary of the Company (each such significant subsidiary and other subsidiary, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Final Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not singly or in the aggregate have a Material Adverse Effect; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as and to the extent otherwise provided by 12 U.S.C. § 55) and all such shares owned by the Company, directly or through Subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or security interest.

     (i) The consolidated historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act and the Exchange Act. Such historical financial statements present fairly the consolidated financial position of the Company and its Subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods. The selected financial data and the summary financial information included in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

     (j) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering materials in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act.

     (k) None of the Company or any Subsidiary is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or of any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

     (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). Neither the Company nor any of its Subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Bank Regulatory Authority (as defined herein) or any other federal or state agency or authority, nor have the Company or any of its Subsidiaries been advised by any Bank Regulatory Authority or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing.

     (m) PricewaterhouseCoopers LLP, the Company’s auditors who have certified the financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     (n) The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

     (o) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or made or as may be required under the Act or the rules and regulations of the Commission thereunder or state securities laws and except for the qualification of the Indenture under the Trust Indenture Act.

     (p) The statements set forth in (i) the Basic Prospectus under the caption “Description of Debt Securities,” and (ii) in the Final Prospectus as amended or supplemented under the caption “Description of Notes,” insofar as they constitute a summary of the terms of the Securities and the Indenture, and (x) in the Basic Prospectus under the caption “Underwriting” and (y) in the Final Prospectus as amended or supplemented under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case are accurate, complete and fair.

     (q) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

     (r) The Company is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Company and each of its Subsidiaries are in compliance in all material respects with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency ( “OCC”), the Federal Deposit Insurance Corporation (“FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the OCC and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its Subsidiaries, except for failures to be so in compliance that would not reasonably be expected to have a Material Adverse Effect.

     (s) The deposit accounts of each of the bank Subsidiaries of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.

     (t) Neither the Company nor any of its Subsidiaries are subject to any order of any of the Bank Regulatory Authorities which, as of the date hereof, prohibits the payment of dividends by any of the Company’s Subsidiaries.

     (u) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Final Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

     (v) There is and has been no failure on the part of the Company and any of the Company’s directors and officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) and the Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

     Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     Section 2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the purchase price set forth in Schedule I hereto $50,000,000 aggregate principal amount of Securities.

     Section 3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the

Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

     Section 4. Offering by Underwriter. It is understood that the Underwriter propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

     Section 5. Agreements. The Company covenants with the Underwriter as follows:

     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless it has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, it will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. It will promptly advise the Underwriter (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by it of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. It will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, it promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

     (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

     (d) It will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriter may reasonably request. It will pay the expenses of printing or other production of all documents relating to the offering.

     (e) It will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

     (f) It will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any of its securities to facilitate the sale or resale of the Securities.

     (g) During the period of three years hereafter the Company will furnish to you, upon your request, from time to time, such information concerning the Company as you may reasonably request.

     (h) It will cause the net proceeds received from the sale of the Securities to be used in the manner specified in the Final Prospectus (or any supplement thereto) under “Use of Proceeds.”

     (i) During the period when the Final Prospectus is required to be delivered under the Act, the Company will file or cause to be filed all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

     (j) The Company will comply with all applicable securities laws and all other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

     Section 6. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

     Section 7. Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Final Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

     (b) On or prior to the Closing Date, the Underwriter shall have received the favorable opinion, dated as of Closing Date, of Krieg Devault LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit A and to such further effect as counsel to the Underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Indiana, the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Company’s Subsidiaries, certificates of representatives of the Trustee and certificates of public officials.

     (c) On or prior to the Closing Date, the Underwriter shall have received the favorable opinion, dated as of Closing Date, of Sidley Austin Brown & Wood llp, counsel for the Underwriter, addressed to the Underwriter with respect to such matters as the Underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Company’s Subsidiaries, certificates of representatives of the Trustee and certificates of public officials.

     (d) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the President or a Vice President of the Company and of the Chief Financial Officer or Corporate Controller of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

     (e) The Company shall have performed all of its obligations under this Agreement which are to be performed by the terms hereof on or before the Closing Date.

     (f) At the time of the execution of this Agreement, the Underwriter shall have received from the Company’s independent public accountants, PricewaterhouseCoopers LLP, a letter dated such date, in form and substance satisfactory to the Underwriter and addressed to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained in the Final Prospectus.

     (g) On or prior to the Closing Date, the Underwriter shall have received from PricewaterhouseCoopers LLP, the Company’s independent public accountants, a letter, dated as of the Closing Date and addressed to the Underwriter, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

     (h) On or prior to the Closing Date, the Underwriter shall have received a rating from any two of either Moody’s Investors Service, Inc., Standard & Poor’s Rating Services or Fitch Ratings indicating that the Securities have been rated as set forth in Schedule I hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has placed under surveillance or review its rating of the Securities or any of the Company’s other debt securities.

     (i) On or prior to the Closing Date, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (j) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.

     Section 8. Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities, (ii) in the third paragraph under the heading “Underwriting” regarding concessions and reallowances and (iii) in the fifth and sixth paragraphs under the heading “Underwriting” regarding stabilization, syndicate covering transactions and penalty bids constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)

shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company or any Subsidiaries of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter and payment therefor.

     Section 10. Termination of Agreement.

     (a) The Underwriter may, in its sole discretion, terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration by the United States of a national emergency or war or the outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange, the Nasdaq National Market System or the New York Stock Exchange has been suspended or limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, Indiana or New York authorities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at the address set forth on Schedule I; notices to the Company shall be directed to it at One Main Street, Evansville, Indiana 47708, attention of the Corporate Secretary.

     Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and their respective successors, and said controlling persons and officers, directors, trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such state. Except as otherwise set forth herein, specified times of day refer to New York City time.

     Section 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 16. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

     “Business Day” shall have the meaning assigned to such term in the form of the Securities.

     “Commission” shall mean the Securities and Exchange Commission.

     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

     “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

     “Rule 415,” “Rule 424,” “Rule 430A” and “Rule 462” refer to such rules under the Act.

     “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriter.

Very truly yours, OLD NATIONAL BANCORP
By:	/s/ James C. Ryan III
	Name:	James C. Ryan III
	Title:	Senior Vice President and Teasurer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first written above.

CITIGROUP GLOBAL MARKETS INC.

By:      /s/ Jack D. McSpadden, Jr.
       Name: Jack D. McSpadden, Jr.
       Title: Managing Director

Execution Copy

SCHEDULE I

Underwriting Agreement dated: May 17, 2005

Registration Statement No.: 333-118374

Title, Purchase Price and Description of Securities:

Title:	5.00% Senior Notes due 2010

Principal Amount of Securities:	$50,000,000.

Interest:	5.00% per annum, from May 20, 2005,
payable semi-annually on May 20 and
November 20, commencing November 20, 2005.
Maturity:	May 20, 2010
Optional Redemption:	N/A
Sinking Fund:	N/A
Ratings:	Moody’s Investors Service, Inc.: “Baa1”
Standard & Poor’s Rating Services: “BBB”
Fitch Ratings: “BBB”
Purchase Price:	99.330% of the principal amount of the
Securities.

Initial Public Offering Price:	99.930% of the principal amount of the
Securities.

Closing:	9:00 a.m. on May 20, 2005, at the offices
of Sidley Austin Brown & Wood
llp.

Settlement and Trading:	Book-Entry Only via the Depository Trust
Company (“DTC”).

Type of Offering:	Registered.

Notices:	Notices to be given to the Underwriter
should be directed to it at 388 Greenwich
Street
New York, New York 10013.

I-1

Execution Copy

SCHEDULE II

OLD NATIONAL BANCORP

List of Significant Subsidiaries

Old National Bank, Evansville, Indiana

III-1

Exhibit A

FORM OF OPINION OF ISSUERS’ COUNSEL TO BE DELIVERED
PURSUANT TO SECTION 7(b)

     Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the “Agreement”) to which this Exhibit A is attached.

     (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and to enter into and perform its obligations under the Agreement, and the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The Company is duly registered as a bank holding company and a financial holding company under the BHC Act

     (ii) Each Subsidiary set forth on Schedule II to the Agreement has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary set forth on Schedule II has been duly authorized and validly issued, is fully paid and non-assessable (except as and to the extent otherwise provided by 12 U.S.C. § 55) and, to the best of our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     (iii) The Agreement has been duly authorized, executed and delivered by the Company.

     (iv) The Indenture has been duly authorized, validly executed and delivered by the Company and, assuming the due authorization, valid execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms in all material respects to the descriptions thereof in the Final Prospectus.

     (v) The Securities have been duly authorized by the Company and when executed, delivered and issued by the Company and, when authenticated by the Trustee and delivered against the purchase price therefor as provided in the Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); the Securities are entitled to the benefits of the Indenture; and the Securities conform in all material respects to the descriptions thereof in the Final Prospectus.

     (vi) The Registration Statement has been declared effective under the Act; any required filing of the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (vii) The Registration Statement, the Final Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Final Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the applicable trustees, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the respective rules thereunder.

     (viii) The documents incorporated by reference in the Final Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

     (ix) Neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Final Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best of our knowledge, threatened that could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus. To the best of our knowledge, neither the Company nor any of its Subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Bank Regulatory Authority or any other federal or state agency or authority, nor have the Company or any of its Subsidiaries been advised by any Bank Regulatory Authority or any other federal or state agency or authority that it is contemplating issuing or requesting any of the foregoing.

     (xi) The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

     (xii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act and the Trust Indenture Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or the transactions contemplated in the Agreement.

     (xiii) The execution, delivery and performance of the Agreement, the Indenture and the Securities and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Final Prospectus under the caption “Use Of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     (xiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

     (xv) The deposit accounts of each of the bank Subsidiaries of the Company are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the best of our knowledge, threatened.

     (xvi) The statements set forth in (i) the Basic Prospectus under the caption “Description of Debt Securities,” (ii) in the Final Prospectus as amended or supplemented under the caption “Description of Notes,” insofar as they constitute a summary of the terms of the Securities and the Indenture, and (x) in the Basic Prospectus under the caption “Underwriting” and (y) in the Final Prospectus as amended or supplemented under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, in each case are accurate, complete and fair.

     (xvii) The information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under “Business—Supervision and Regulation” and “Legal Matters,” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (xviii) All descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

     We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriter and representatives of the independent public accountants for the Company at which conferences the contents of the Preliminary Final Prospectus, Final Prospectus and the Registration Statement and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus (except as otherwise indicated above), we advise you that, on the basis of the foregoing, no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto, at the time of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 or at the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company and its Subsidiaries set forth or referred to in the Registration Statement or the Final Prospectus).

C-4